UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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AMYLIN PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

N.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Refuting Eastbourne’s Claims May 2009

2 Legal Information FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements about Amylin. Our actual results could differ materially from those discussed due to a number of factors, including: BYETTA, SYMLIN or exenatide once weekly being affected by competition, safety or other issues; clinical trials not being completed in a timely manner, not confirming previous results or achieving the intended clinical endpoints; NDAs or sNDAs not being submitted in a timely manner or receiving regulatory approval; expense reductions not being as large as we expect; restructure operations for exenatide not producing the results we expect; financial guidance we provide may not be accurate; our label update not being finalized in a timely manner; or manufacturing and supply issues. The pace of market acceptance and rate of patient adherence may also affect the potential for BYETTA, SYMLIN or exenatide once weekly. These and other risks and uncertainties are described more fully in Amylin’s most recently filed Form 10-K and Form 10-Q. Amylin disclaims any obligation to update these forward-looking statements. ADDITIONAL INFORMATION AND WHERE TO FIND IT This presentation may be deemed to be solicitation material in respect of the matters to be considered at the 2009 annual meeting of shareholders. Amylin has filed the definitive proxy statement with the Securities and Exchange Commission (“SEC”) on April 20, 2009. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE BLUE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and securityholders may obtain the proxy statement and other relevant documents free of charge at the SEC’s web site, www.sec.gov, or from Amylin Investor Relations at 9360 Towne Centre Drive, San Diego, California 92121. PARTICIPANTS IN SOLICITATION Amylin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 annual meeting of shareholders. Information regarding the interests of Amylin’s directors and executive officers in the proxy contest are included in Amylin’s definitive proxy statement.

Eastbourne's Response to FDA Alert

3/12/2008
Eastbourne requests and receives waiver from Amylin's shareholder rights plan to increase ownership up to 20%

→

4/3/2008
"We now have the ability to purchase up to an additional 5% of the company. We have recently taken advantage of this opportunity and will probably continue to do so on any weakness in the stock price"

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5/3/2008
"We are as constructive and confident as ever with our position in Amylin and added to the position in April"

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7/6/2008
"The size of our Amylin position and our conviction remain unchanged"

August 2008
FDA issues safety alert relating to cases of pancreatitis and BYETTA use
Amylin and Lilly host conference call on 8/26/08

8/27/2008
Eastbourne sells 6MM shares (~2x Amylin's average daily trading volume)
Stock ↓25%

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9/5/2008
"We have lost a lot of money this year"

"We simply no longer believe that the company's true value will be fully realized as an independent organization"

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11/5/2008
"We recently filed an updated Schedule 13-D reflecting our increased activism and including the possibility of enhancing shareholder value through **exploring the sale of the company"**

Eastbourne flipped from highly supportive to highly critical following FDA alert

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Note: Eastbourne quotes sourced from its letters to investors

AMYLIN

4 While clearly unhappy with the recent stock performance, Amylin focuses on factors that it can influence by: Responding to regulatory challenges in timely, evidence-based manner: Rigorous safety program and plan put in place Incidence data published for type 2 diabetes (1) No increase in relative incidence of pancreatitis for BYETTA compared to other oral diabetic medicines (2) Use of extensive clinical data across entire exenatide database to indicate that BYETTA does not increase CV events Advancing DURATION series designed to show superiority in head-to-head trials Reporting DURATION-2 results: demonstrated superiority compared to JanuviaTM and Actos® Filing for FDA approval of exenatide once weekly Maintaining leading franchise with two first-in-class medicines Amylin’s Response to FDA Alert Strategy in place to deliver shareholder value through the successful launch of exenatide once weekly (1) Noel, Braun, Patterson and Bloomgren, online February 2009, Diabetes Care (2) Dore, Seeger and Chan; Current Medical Research and Opinion, Vol 25, No. 4, 2009

5 Eastbourne’s Statements Don’t Tell the Whole Story Eastbourne Quote Fact “Nominees possess skills, experience, objectivity and judgment to maximize commercial potential of Amylin’s assets” Eastbourne proposes replacing directors with relevant commercial, biopharma, diabetes and regulatory expertise with a former investment banker, an investment professional and an executive from an unrelated sub-sector (diagnostics) “Amylin’s SG&A spend has lowest returns among its peer group” Eastbourne demonstrates limited understanding of industry by comparing Amylin’s cost structure to orphan drug companies, specialty oncology companies and $40Bn+ late-commercial stage companies “Share price plummets in wake of management’s statements . . . about the FDA’s pancreatitis alert” Eastbourne sold 6MM shares (~2x average daily trading volume) the next day, adding substantial selling pressure which contributed to the 25% decline in share price “Shareholders cannot risk a failure to successfully commercialize exenatide once weekly” Amylin agrees, which is why we have nominated directors with extensive diabetes, commercial and operational experience rather than unrelated backgrounds in M&A and capital markets

Eastbourne Is Wrong About BYETTA’s Launch Quarterly U.S. Sales Post Launch Relative Sales Analysis Source: Evaluate Pharma and IMS BYETTA ACTOplus met Levemir Januvia Prandin Company: Launch Date: Shionogi Has U.S. Rights, Introduced 30-Jun-98 Amylin & Eli Lilly Takeda 9-Jun-05 1-Nov-05 31-Mar-04 31-Aug-06 Novo Nordisk Merck Boehringer Ingelheim Originated 22-Dec-97 ($MM) 6 2nd most successful launch amongst comparable medicines Only Januvia, a once-daily oral, has been more successful Januvia BYETTA ACTOplus met Levemir Prandin 0 50 100 150 200 250 300 350 1Q 2Q 3Q 4Q 5Q 6Q 7Q 8Q 9Q 10Q 11Q 12Q 13Q 14Q 15Q 16Q

7 Analyzing Eastbourne’s Suggested Board Changes Eastbourne wants to replace significant diabetes, commercial and operational expertise with nominees who have no relevant experience on the eve of the most important product launch in Amylin’s history Who You Lose: Amylin Slate Who You Gain: Eastbourne & Icahn Slate Steven Altman Significant management, intellectual property and licensing experience Joseph Cook Extensive biotech, manufacturing and pharmaceutical operational leadership James Gavin, M.D., Ph.D. Leader in diabetes having been the National Chairman of the National Diabetes Education Program and President of the American Diabetes Association; significant corporate governance expertise Joseph Sullivan, J.D., M.B.A. Expertise in healthcare policy, serving as the Chairman of the Board of Advisors of RAND Health James Wilson, M.B.A. Former COO of Syntex; significant operational and diabetes experience Kathleen Behrens, Ph.D. No operational, R&D / FDA, and sales / marketing experience Alexander Denner, Ph.D. No diabetes, R&D / FDA, and sales / marketing experience Thomas Deuel, M.D. No diabetes, operational, financial / accounting / capital markets, and sales / marketing experience One year away from mandatory retirement age Charles Fleischman, M.B.A. No diabetes, R&D, and sales / marketing experience Jay Sherwood, C.P.A. No diabetes, operational, R&D / FDA, and sales / marketing experience

Two Strategies: A Study in Contrast

Amylin & Eastbourne agree that exenatide once weekly has the potential to be a tremendous success. We have fundamental differences on how to address that potential

Amylin Approach

- Comprehensive plan to transform the treatment of diabetes with the launch of exenatide once weekly
- Nominate directors with the necessary commercial, biopharma, diabetes and regulatory experience critical to launch this transformational therapy

Commercialize exenatide once weekly to maximize full value for all shareholders

Eastbourne Approach

- No articulated strategic plan
- Proxy fight where it selected nominees with financial backgrounds and no vital regulatory, commercial, biopharma, or diabetes experience
- Seeking short-term fix to address significant pressure on portfolio (1)

Premature sale at depressed price not allowing shareholders to realize long-term potential of exenatide once weekly

(1) Per Form 13-F filings, Amylin constituted 43% of the value of Eastbourne's publicly-disclosed positions as of 12/31/08 vs 23% as of 12/31/07. Eastbourne's total disclosed positions were worth $435 million as of 12/31/08 vs. $3.3 billion as of 12/31/07 (an 87% reduction)

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AMYLIN